                               VANDERKAM & SANDERS
                               440 LOUISIANA, #475
                                HOUSTON, TX 77002
                               713-547-8900 PHONE
                             713-547-8910 FACSIMILE


September 5, 2000

TCOM Ventures Corporation
5299 DTC Blvd, #1120
Englewood, CO 80111

Re:  Form S-8 Registration Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the followed described securities of TCOM Ventures Corporation (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for he purpose of registering such securities under the Securities Act of 1933:

          1. 2,500,000 shares of common stock, $.001 par value (the "Shares") issuable pursuant to the Amended and Restated 2000 Non-qualified Stock Option Plan.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                            Sincerely,
                                            VANDERKAM & SANDERS



                                            /s/ Vanderkam & Sanders